                                                                   EXHIBIT 10.9

                                   SUBLEASE

            THIS SUBLEASE (this "Sublease") is dated for reference purposes as of October 1, 1999, and is made by and between Micron Technology, Inc., a Delaware corporation ("Sublessor"), and Visual Networks, Inc., a Delaware corporation ("Sublessee"). Sublessor and Sublessee agree as follows:

            1. Recitals. Metropolitan Life Insurance Company, as Landlord ("Master Lessor"), and Mitsubishi Electronics America, Inc. ("Master Sublessor") entered into that certain Office Lease dated as of December 19, 1997 ("Master Lease"), with respect to that certain 32,256 square feet of space ("Premises") located in that approximately 79,776 square foot building ("Building") commonly known as 999 East Arques Avenue, Sunnyvale,
California. Master Sublessor also entered into a sublease with Rendition, Inc. ("Rendition") dated December 19, 1997 ("Underlease"). Sublessor acquired the stock of Rendition in October of 1998 and thereby assumed Rendition's obligations and liabilities under the Underlease. A copy of the Master Lease is attached hereto as Exhibit A. A copy of the Underlease is attached hereto as Exhibit B. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease. Sublessor desires to lease to Sublessee and Sublessee desires to lease from Sublessor the Premises which are depicted on Exhibit A to the Master Lease.

            2. Premises. Subject to the terms and conditions set forth herein, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, the Premises.

            3. Term/Early Occupancy. Subject to Paragraph 16, the term ("Term") of this Sublease shall commence on the later of (a) thirty (30) days following the date Sublessor vacates the Premises; or (b) December 1, 1999 ("Commencement Date"), unless otherwise agreed to in writing by the parties. This Sublease shall terminate on the earliest to occur of (a) July 31, 2003 (the "Expiration Date") or (b) the date this Sublease is sooner terminated pursuant to its terms . Sublessor agrees to cooperate with Sublessee to allow Sublessee access to the Premises, if possible, prior to the Commencement Date ("Early Occupancy Period") to allow Sublessee to install improvements in the Premises. During such Early Occupancy Period, Sublessee shall be subject to all of the terms and conditions of this Sublease excluding the payment of any Base Rent or Operating Expenses.

            4. Delivery and Acceptance. If Sublessor is unable to deliver possession of the Premises to Sublessee on or before February 28, 2000, for any reason whatsoever, then, as Sublessee's sole and exclusive remedy, Sublessee may terminate this Sublease by written notice to Sublessor given on or before March 10, 2000, whereupon any monies previously paid by Sublessee to Sublessor shall be reimbursed to Sublessee and the parties shall have no further obligation to each other. Except as expressly set forth otherwise herein, by taking possession of the Premises, Sublessee conclusively shall be deemed to have accepted the Premises in their "as-is", then-existing condition, without any warranty whatsoever of Sublessor with respect thereto.

            5.    Rent.

                  A. Base Rent. During the Term, Sublessee shall pay to Sublessor as base monthly rent ("Base Rent") the following amounts:

             Months                  Base Rent
             ------                  ---------
             Prior to 11/30/99       $60,673.54
             12/l/99-11/30/00        $63,403.85
             12/l/00-11/30/01        $66,257.02
             12/l/01-11/30/02        $69,238.58
             12/l/02-7/31/03         $72,354.32

            Base Rent and any Rent Adjustment Deposit (as defined below) of which Sublessee has at least ten (10) days' prior written notice shall be paid to Sublessor on or before the first (1st) day of each month during the Term. Base Rent and Additional Rent (as defined below) (collectively, "Rent") for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on a calendar month. Base Rent and any Rent Adjustment Deposit of which Sublessee has at least ten (10) days' prior written notice shall be payable without notice or demand, and Rent shall be paid without, any deduction, offset, or abatement, in each case in lawful money of the United States of America. Rent shall be paid directly to Sublessor at Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho 83716 - Attention: Real Estate Manager, or such other address as may be designated in writing by Sublessor. Notwithstanding the foregoing, upon execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of Sixty-Three Thousand Four Hundred and Three Dollars and 85/00 ($63,403.85) as prepayment of rent for credit against the first installment of Base Rent due hereunder and any resulting excess shall be applied to the second installment of Base Rent due hereunder.

                  B. Additional Rent. Sublessee shall pay to Sublessor within ten (10) days of written demand by Sublessor to Sublessee (which written demand shall include any landlord statement or invoice required or provided for under the Master Lease), all expenses under the Master Lease that are applicable to the Premises and required to be paid by Sublessor to Master Lessor, or otherwise required to be paid by Sublessor under the Master Lease, including, without limitation, all (i) Rent Adjustments, Rent Adjustment Deposits, utility charges and insurance premiums, (ii) all taxes and assessments payable by Sublessor pursuant to Article Four of the Master Lease, and (iii) Sublessor's share of Master Lessor's property insurance premiums payable pursuant to the Master Lease ("Additional Rent").

            6. Security Deposit. Upon execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor the sum of Seventy-Two Thousand Three Hundred and Fifty-Four Dollars and 32/00 ($72,354.32), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due in accordance with the terms of this Sublease or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the

Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after written demand by Sublessor therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Within thirty (30) days following the expiration or earlier termination of this Sublease, if Sublessee is not in default hereunder, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee's defaults hereunder.

            7. Condition of the Premises. Sublessor shall provide the Premises in "broom clean" condition with Sublessor's personal property and equipment removed (except as otherwise agreed to by Sublessee) and all operating systems in good condition. Except as set forth in the preceding sentence, Sublessee is subleasing the Premises on an "as-is" basis, and Sublessor has made no representations or warranties, express or implied, with respect to the condition of the Premises as of the Commencement Date. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990). Sublessor shall have no obligation to perform any of the repairs (or capital improvements) required by Master Lessor under the terms of the Master Lease.

            8. Effect of Conveyance. Sublessor shall not assign or transfer its interest under the Under Lease without all required consents of the Master Lessor and the Master Sublessor. In the event of any permitted assignment or transfer of such interest, as between Sublessor and Sublessee, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, provided that the assignee or transferee agrees in writing for the benefit of Sublessee to assume and carry out all covenants and obligations of Sublessor hereunder, whether arising before or after such assignment or transfer. Sublessor shall transfer and deliver any security of Sublessee to the assignee or transferee, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

            9. Use. Sublessee shall use the Premises for office, research and development and any other uses permitted under the Master Lease.

            10. Surrender. Prior to expiration or earlier termination of this Sublease, Sublessee shall remove all trade fixtures, personal property and alterations to the Premises made by Sublessee that Sublessee is required to remove or has the right to remove pursuant to the terms of the Master Lease, and shall surrender the Premises to Sublessor in good condition, free of Hazardous Materials caused by Sublessee, reasonable wear and tear, casualties and condemnation, excepted. If the Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor (including any charges by Master Lessor under the Master Lease) in returning the Premises to such required condition.

            11. Holdover. If Sublessee remains in possession of the Premises after the expiration or earlier termination of this Sublease, Sublessee's continued possession shall be as a sublessee at sufferance of Sublessor and Sublessee shall continue to comply with and perform all the terms and obligations of the Sublessee under this Sublease and pay Sublessor holdover Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination of this Sublease. Sublessee shall indemnify, protect, defend and hold harmless Sublessor, its officers, directors, employees, agents and assigns, from and against loss and liability resulting from Sublessee's delay in surrendering the Premises.

            12.   Other Sublease Terms.

                  A. Incorporation By Reference. Except as otherwise provided in or modified by this Sublease, the terms, and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth herein at length; provided, however, that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Premises" as defined herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively; (iv) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease and (b) subject to Sublessor's obligations under Section 12.E. and F. hereof, Master Lessor's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into the Sublease might otherwise operate to make Sublessor liable therefor; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its corresponding obligations under the Master Lease (excluding the payment of Monthly Base Rent or any other sum for which notice from Sublessor to Sublessee is required hereunder), Sublessee shall have two (2) fewer days to perform the obligation, including without limitation, curing any defaults (which cure period shall automatically commence to run against Sublessee at the same time it commences to run against Sublessor provided that Sublessor immediately provides Sublessee with a copy of Master Lessor's or Master Sublessor's notice of default, if Master Lessor or Master Sublessor has not already done so); (vi) with respect to any approval or consent required to be obtained from the "Landlord" under the Master Lease, such approval or consent must be obtained from Master Lessor, Master Sublessor and Sublessor, and the approval or consent of Sublessor may be withheld if Master Lessor's approval or consent is not obtained; and (vii) the following provisions of the Master Lease are expressly NOT incorporated herein by reference: Section 1.01(2), (3), (4), (5), (6), (7), (11), (14);
Section 1.03(7) and (23), Section 2.02, Section 2.03, Section 2.05, Article 21, Article 22, Article 24, Exhibit B, Rider 1 and Rider 4.

                  B. Incorporation of Underlease. This Sublease shall include all of the provisions of the Underlease, which are incorporated into this Sublease as if fully set forth herein, except as modified in this paragraph and except that: (i) each reference in such incorporated sections to "Sublease" shall be deemed a reference to this Sublease; and (ii) each reference to "Sublessor" in the Underlease shall be deemed a referenced to Sublessor hereunder and each reference to "Sublessee" in the Underlease shall be deemed a reference to "Sublessee," hereunder, except as otherwise expressly set forth herein. Notwithstanding the foregoing, the following provisions of the Underlease are expressly NOT incorporated herein by reference: paragraphs 1, 2, 3, 4, 5, 6, 7.1, 7.2, 7.3 (except as may be modified by this Sublease), 8, 9 and 10.

                  C. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessor shall not commit or permit any of its employees or agents to commit on the Premises any act or omission which shall violate any term or condition of the Master Lease. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are required to be performed by Sublessee hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are required to be performed by Sublessee hereunder. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease.

                  D. Rights and Benefits Under Master Lease and Underlease. Sublessee shall have all the rights, privileges and benefits granted to or conferred upon Sublessor under the Master Lease and the Underlease, provided that Sublessee's exercise of such rights, privileges and benefits shall not cause Sublessor to be in default.

                  E. Enforcement by Sublessee. If Master Lessor shall fail or refuse to comply with any of the terms of the Master Lease, or Master Sublessor shall fail or refuse to comply with any of the terms of the Underlease, Sublessee shall have the right, upon notice to Sublessor, to exercise, in its own name, and that of Sublessor, all the rights available to Sublessor under the Master Lease and the Underlease to enforce performance on the part of Master Lessor and Master Sublessor, provided, however, that Sublessee shall defend, indemnify and hold harmless Sublessor from and against any costs and expenses arising out of or incurred in connection with Sublessee's exercise of such rights.

                  F. Enforcement by Sublessor. If, notwithstanding the provisions of Paragraph 12.E. above, Sublessee shall reasonably require the participation of Sublessor in enforcing the obligations of Master Lessor under the Master Lease, or Master Sublessor under the Underlease, then, Sublessor, upon Sublessee's written request, shall endeavor diligently to enforce such obligations (including the commencement of appropriate legal proceedings) to attempt to cause Master Lessor or Master Sublessor to provide Sublessee with the service or other benefit in question. Sublessee shall reimburse all reasonable costs and expenses Sublessor shall incur in enforcing or attempting to enforce the Master Lease against Master Lessor, and the Underlease against Master Sublessor.

                  G. Preservation of Master Lease and Underlease. So long as Sublessee complies with its obligations under this Sublease: (a) Sublessor shall preserve the Underlease and keep the Underlease in full force and effect throughout the Term and shall not, by voluntary agreement, terminate the Underlease; (b) Sublessor shall not agree to any amendment of the Master Lease or the Underlease in a manner that would have an adverse impact on the rights or obligations of Sublessee under this Sublease without the consent of Sublessee (which consent, in the event that the amendment would have an adverse impact on the rights or obligations of Sublessee, may be granted or denied at the sole discretion of Sublessee); (c) Sublessor shall not, without Sublessee's written consent, exercise any right to terminate the Underlease (including any right to treat the Underlease as terminated pursuant to any bankruptcy or insolvency proceeding effecting Master Sublessor) with respect to any period within the Sublease Term, other than on account of casualty or condemnation (provided that Sublessee shall defend, protect, hold harmless and indemnify Sublessor from and against any additional costs and expenses that are incurred by Sublessor as a result of Sublessor's waiver of its right to terminate the Underlease as provided herein) and (d) Sublessor shall make prompt payment to the Master Lessor or the Master Sublessor, as appropriate, of all sums paid by Sublessee to Sublessor hereunder.

                  H. Notices to or from Master Lessor or Master Sublessor. Each party shall provide to the other with a copy of any notice or other written communication of any kind given to or received from Master Lessor or Master Sublessor, within one (1) business day following the delivery or receipt of such notice or written communication.

                  I. Encumbrance of Sublessor's Leasehold Estate. Notwithstanding anything to the contrary in the Master Lease or the Underlease, Sublessor shall not have the right to encumber its leasehold estate during the Term.

            13. Broker. Sublessor and Sublessee each represent to the other that they have not dealt with any real estate brokers, finders, agents or salesmen in connection with this transaction except Colliers International, Inc. ("Colliers") representing Sublessor and Wayne Mascia Associates representing Sublessee (collectively "Brokers"). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Broker's fees shall be paid by Sublessor pursuant to a separate agreement between Sublessor and Colliers.

            14. Notices. The address of each party shall be that address set forth below their signatures at the end of this Sublease. Any party hereto may change its address for the purposes of this Paragraph 14 by delivery of at least five (5) days prior written notice of such change to each other party in the manner set forth in this Paragraph. All notices, demands or communications in connection with this Sublease shall be (i) in writing, (ii) properly addressed, and (iii) either (a) served personally, (b) sent by prepaid, certified mail, return receipt requested, (c) sent by recognized overnight courier service, or (d) sent by facsimile, if to Sublessor to "Real Estate Manager" and to "General Counsel" at the address and fax numbers set forth below and if to Sublessee to "Property Manager" at the address and fax numbers set forth below. Notices served personally shall be deemed received on the date of delivery. Notices mailed in accordance herewith shall be deemed received on the date the U.S. Post Office receipts delivery or refusal to accept delivery. Notices delivered by recognized courier service shall be deemed received on the next business day following deposit with the courier- service. Notices sent by facsimile shall be deemed received upon electronic confirmation of receipt of transmission. If a notice is received or deemed received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

            15. Hazardous Materials. Sublessee shall use no Hazardous Materials (other than those listed on the attached Exhibit B hereto) in, on, under or about the Premises or the



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

Building, except for normal types and quantities of Hazardous Materials typically used in connection with the use of real property for general office and administrative purposes, which Sublessee may use, in compliance with all applicable laws and regulations, on the Premises.

            16. Conditions Precedent. Notwithstanding anything to the contrary set forth in this Sublease, it shall be an express condition precedent to Sublessor's obligations hereunder that, and this Sublease shall not be effective unless and until: (i) Master Lessor has consented in writing to this Sublease; and (ii) Master Sublessor has provided its consent in writing to this Sublease and such consent contains substantially the same convenants from Master Sublessor with respect to the Master Lease that Sublessor has made with respect to the Underlease in Paragraph 12.G. hereof. If either Master Lessor or Master Sublessor do not consent in writing to this Sublease within thirty (30) days after Sublessor's execution of this Sublease, then Sublessor or Sublessee may, at any time thereafter until such approval is obtained, terminate this Sublease upon written notice to the other party, whereupon any monies previously paid by Sublessee to Sublessor shall be reimbursed to Sublessee.

            17. Assignment and Subletting. Sublessee shall not assign this Sublease or sublet all or any part of the Premises without both the prior written consent of Sublessor, the Master Sublessor and the Master Lessor, under the terms and conditions of the Master Lease. Any transfer circumstance or event which constitutes an assignment or subletting under the Master Lease shall constitute an assignment or subletting under this Sublease.

            18. Parking. Sublessee shall be entitled to all the parking spaces available to the 999 E. Arques address, as specified in the Master Lease.

            19. Sublessee's Indemnity. Sublessee shall indemnify, defend, protect, and hold Sublessor and its officers, agents and employees (collectively, "Sublessor's Agents") harmless from and against all claims, demands, actions, causes of action, losses and expenses (collectively "Claims") which may be brought against Sublessor or Sublessor's Agents or which Sublessor or Sublessor's Agents may pay or incur by reason of any breach or default of this Sublease by Sublessee, or the acts, omissions, negligence or willful misconduct of Sublessee or Sublessee's employees, agents, contractors, or invitees in or about the Premises during the Term to the extent that the Claims are not caused by the negligence or willful misconduct of Sublessor or Sublessor's Agents. Without limiting the generality of the foregoing, Sublessee shall indemnify, defend, protect and hold Sublessor and Sublessor's Agents harmless from and against any Claims which may be brought against Sublessor or Sublessor's Agents or which Sublessor or Sublessor's Agents may pay or incur by reason of any violation of any laws by Sublessee or its employees, agents or contractors during the term of the Sublease.

            20. Successors. This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            21. Counterparts. This Sublease may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Sublease.

            22. No Conflict. In the event of any conflict between the terms of this Sublease and the terms of the Master Lease, as between Sublessor and Sublessee, the terms of this Sublease shall prevail.

            23. Quiet Enjoyment. So long as Sublessee pays the rent and performs its obligations under this Sublease (including the Master Lease or Under Lease as incorporated by reference), Sublessor shall take no action, or fail to take any action, which would interfere with the right of Sublessee to peaceably have, hold and enjoy the Premises during the Term, subject to the terms of the Master Lease or Under Lease and this Sublease.

            24. Indemnity. Sublessor and Sublessee shall each indemnify and hold the other harmless from and against any and all loss, liability or expense, including reasonable attorneys' fees, incurred or suffered by the other party on account of the indemnifying party's failure to perform its obligations, or because of a material breach by the indemnifying party under this Sublease (including the Master Lease or Under Lease as incorporated by reference) or the indemnifying party's intentionally wrongful acts.

            25. Entire Agreement. This Sublease and the provisions of the Master Lease and the Under Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease and the Under Lease.

            IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:                              SUBLESSOR:

VISUAL NETWORKS, INC.                   MICRON TECHNOLOGY, INC.
a Delaware corporation                  a Delaware corporation

By:           /s/ PETER J. MINIHANE     By:          /s/ STEVEN STOUT
              -----------------------                --------------------------
Printed Name: Peter J. Minihane         Printed Name: Steven Stout
              -----------------------                --------------------------
Its:          Executive Vice President, Its:         Vice President of
              CFO and Treasurer                        Facilities
              -----------------------                --------------------------
Date:         October 29, 1999          Date:        December 9, 1999
              -----------------------                --------------------------
Address:      2092 Gaither Road         Address:     8000 South Federal Way
              Rockville, Maryland 20850              Boise, Idaho 83707

Facsimile: (301) 296-2308                       (208) 368-2536

(note if different facsimile for different notice recipients)

                                  EXHIBIT A

                                 MASTER LEASE

                               (To be inserted)

                                    EXHIBIT B

                                   UNDERLEASE

                                (To be inserted)

                                    EXHIBIT C

                            HAZARDOUS MATERIALS USAGE

      Name        Volume Stored on Premises     Amount Used on a Monthly Basis
      ----        -------------------------     ------------------------------